Exhibit 99.1

DPW Holdings’ Coolisys Power Electronics Business Set to Host a Webinar Regarding Its Entry into the Electric Vehicle Charger Market

New Frequently Asked Questions (FAQs) Posted on Coolisys.com Website

Newport Beach, CA, August 3, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”), reminds its stockholders and other interested parties that its power electronics business, Coolisys Technologies Corp. (“Coolisys”), will host a webinar discussing its new product line of electric vehicle (“EV”) chargers. The webinar will be held on August 4, 2020 at 2:00 p.m. PT. For those interested, registration must be completed in advance. To register, please use this link, https://zoom.us/webinar/register/WN_S58hTuYsSa24DC9JIibeOQ.

The topics of conversation during the webinar will include Coolisys’ roll out of the new products and plans for the next few years. Coolisys’ subsidiary, Digital Power Corporation, has been providing innovative power solutions since 1969 and the Company believes that Coolisys is uniquely positioned to address the emerging EV charger market. The webinar presenters will include Amos Kohn, Coolisys’ President and CEO; Milton “Todd” Ault, III, DPW’s CEO and Chairman; and Darren Magot, Chief Executive Officer of Ault Global, Inc.

On July 20, 2020, the Company announced that Coolisys was introducing a new product line of electric vehicle (“EV”) chargers including an innovative charging solution that is expected to produce a full charge for an EV with a 150-mile range battery in just over 30 minutes. In the press release, the Company noted that the EV charging station market is projected to reach $27.7 billion by 2027 from an estimated $2.5 billion last year, growing at a compound annual growth rate (CAGR) of 34.7%.

Coolisys also announced today that it has received many inquiries about its new fast EV charger product line and has launched a Frequently Asked Questions section, located at https://www.coolisys.com/ev-charging-faqs, to assist those interested in learning more about Coolisys’ EV charger product line. Coolisys is currently seeking distributors of its new EV charger product line across the United States and requests that all inquiries be directed to EVCharger@Coolisys.com.

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About Coolisys Technologies Corp.

Coolisys and its portfolio companies and divisions are primarily engaged in the design and manufacture of innovative, feature rich and top-quality power products for mission critical applications in the harshest environments. Coolisys specializes in producing lifesaving, life sustaining applications across diverse markets including defense/aerospace, medical/healthcare, industrial, telecommunications, and automotive. Coolisys’ headquarters are located at 48430 Lakeview Boulevard, Fremont, CA, 94538; www.Coolisys.com.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235